Filed Pursuant to Rule 424(b)(3)

Registration No. 333-297651

NEURAXIS, INC.

1,923,194 Shares of Common Stock

Offered by the Selling Stockholders

This prospectus relates to the resale by the selling stockholders (the “Selling Stockholders”) named in this prospectus from time to time in one or more offerings of up to an aggregate of 1,923,194 shares of common stock. The 1,923,194 shares of common stock offered by the Selling Stockholders are defined herein as the “Selling Stockholder Shares.”

The Selling Stockholders may sell the common stock at market prices prevailing at the times of sale, prices related to the prevailing market prices or negotiated prices. The Selling Stockholders may offer our common stock to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, and the Selling Stockholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses they incur in sale of the securities. See “Plan of Distribution”.

We will not receive any proceeds from the sale of any securities by the Selling Stockholders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the Selling Stockholders. The timing and amount of any sale of the Selling Stockholder Shares is within the Selling Stockholders’ sole discretion, subject to certain restrictions. To the extent that such Selling Stockholders sell any securities, such holder may be required to provide you with this prospectus identifying and containing specific information about the Selling Stockholders and the terms of the securities being offered.

The Selling Stockholders and intermediaries through whom the securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

Our common stock is listed on the NYSE American under the symbol “NRXS”. On August 3, 2026, the closing price of our common stock on the NYSE American was $6.59 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 3, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. Under this registration process, the Selling Stockholders may, from time to time, sell up to 1,923,194 shares of common stock as described in this prospectus.

This prospectus provides you with a general description of the shares the Selling Stockholders may offer. A prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. Neither we nor the Selling Stockholders take any responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

As used in this prospectus, the terms “we,” “us,”, “the Company”, “our,” and “Neuraxis” refer to Neuraxis, Inc., a corporation organized under the laws of Delaware, including our subsidiaries, unless the context indicates a different meaning.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition, or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts. We qualify all of the forward-looking statements in this prospectus by this cautionary note.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” starting page 2 of this prospectus.

Many of those risk factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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THE COMPANY

Overview

Neuraxis, Inc. (“we”, “us”, the “Company” or “Neuraxis”) is a first-to-market growth-stage medical technology company focused on neuromodulation therapies for chronic and debilitating conditions in gastrointestinal (GI) digestive system, specifically from disorders of the gut-brain interaction (DGBIs) in pediatrics and adults. With several indications in the market and additional clinical trials of Percutaneous Electrical Nerve Field Stimulation (PENFS) in multiple pediatric and adult conditions underway, we are focused on unmet GI healthcare needs in children and adults. We are dedicated to advancing science with our proprietary IB-Stim® therapy, based on our PENFS technology, which was developed internally by the Company. We believe that superior science and evidence-based research are necessary for adoption by the medical and scientific community. Additional clinical trials of PENFS in multiple pediatric and adult conditions are underway, focused on unmet healthcare needs in children and adults. See “Our Pipeline” for more information.

Our first product, IB-Stim, is a PENFS technology intended to be used in patients 8 years and older with functional abdominal pain associated with irritable bowel syndrome (IBS), functional dyspepsia (FD) and associated FD nausea symptoms. IB-Stim is a US FDA Class II medical device that has received regulatory clearances: IB-Stim (DEN180057, 2019; K252024, 2025), under the regulation name of “non-implanted nerve stimulator for functional abdominal pain relief.”

Our second product, REDTM (Rectal Expulsion Device), is indicated to evaluate the neuromuscular function of a patient’s ability to expel its contents from the rectum and as a qualitative test for rectal hypersensitivity. RED (K242304, 2024) helps identify patients with rectal hypersensitivity who experience a desire or urge to defecate at lower volumes of distension. RED is intended to be used in a clinical setting by trained health care providers in adult populations.

The Company’s product portfolio has achieved several key milestones, including:

●	Academic Society Guidelines: In May 2025, the leading pediatric academic society, NASPGHAN (North American Society of Pediatric Gastroenterology, Hepatology, and Nutrition), published functional abdominal pain guidelines listing PENFS as the ONLY FDA-approved or FDA-cleared treatment in the guidelines to be recommended.
●	AMA Category I CPT Code (64567): In 2024 the AMA confirmed the assignment of a Category I CPT code for PENFS procedures, which takes effect on January 1, 2026. This CPT code brings credibility, streamlined reporting, and relative value units (RVUs) for the physician, allowing credit for their time.
●	Federal Supply Schedule (FSS) Contract: In December 2025, NeurAxis was awarded a FSS contract with the United States government which includes the 01-1020 IB-Stim to be sold for the FDA indications of Functional Abdominal Pain with IBS, Functional Dyspepsia (FD), and associated FD Nausea Symptoms.

Corporate Information

We incorporated in Indiana on April 17, 2012, under the name Innovative Health Solutions, Inc. On March 11, 2022, we amended our Articles of Incorporation to change our name to Neuraxis, Inc. On June 23, 2022, we changed our state of incorporation from Indiana to Delaware.

Our principal executive offices are located at 11611 N Meridian St, Suite 330, Carmel, IN 46032, and our telephone number is (812) 689-0791.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in the Annual Report on Form 10-K for the period ended December 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our Securities in this offering. All of these risk factors are incorporated herein in their entirety. However, the risks incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

2

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All proceeds from the sale of the Selling Stockholder Shares will be paid directly to the Selling Stockholders.

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SELLING STOCKHOLDERS

The Selling Stockholders are offering an aggregate of 1,923,194 shares of common stock consisting of:

(i) 849,212 shares of common stock issued to certain shareholders; (ii) 923,776 shares of common stock underlying restricted stock units (“RSUs”), and (iii) 150,206 shares of common stock issued to directors for their services as directors of the Company.

The Selling Stockholders may sell some, all or none of their Selling Stockholder Shares. Unless otherwise indicated in the footnotes below, the Selling Stockholders have not had any material relationship with us or any of our affiliates within the past three years other than as a security holder. To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the Selling Stockholder Shares reported. None of the Selling Stockholders is a spouse or minor child of another Selling Stockholder.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Unless otherwise indicated in the footnotes below, we believe that: (i) the Selling Stockholders are not a broker-dealer or affiliate of a broker-dealer, and (ii) the Selling Stockholders have not had direct or indirect agreements or understandings with any person to distribute their Selling Stockholder Shares. To the extent the Selling Stockholders identified below are, or are affiliated with, a broker-dealer, it could be deemed, to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time.

The following table presents information regarding the Selling Stockholders and the Selling Stockholder Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their respective holdings as of July 22, 2026, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after this offering is based on 12,477,309 shares of our common stock issued and outstanding as of July 22, 2026.

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Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering	Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering (1)
Christopher Brown	1,044,617	8.4%	792,837	251,780	2.0%
Brian Carrico (2)	348,178	2.8%	213,445	328,060	2.6%
Thomas Carrico (3)	311,903	2.5%	92,603	306,903	2.4%
Kristin Ferge	35,938	*	35,938	-	*
Jane Elizabeth Keyser	46,335	*	46,335	-	*
Eric Shah	10,000	*	10,000	-	*
Bradley Mitch Watkins	46,417	*	46,335	82	*
Gilad Aharon	541,957	4.3%	21,598	520,359	4.2%
Shayna Micol	4,666	*	4,666	-	*
Mary Evans	4,770	*	4,770	-	*
Rachel Dobbs	4,624	*	4,624	-	*
Robert Deshong II	7,065	*	1,518	5,547	*
Kursten Blanchard (4)	5,222	*	26,662	1,888	*
Timothy Henrichs (5)	7,593	*	231,591	7,593	*
Matt Kelker (6)	4,918	*	40,957	4,918	*
Jessica Lima (7)	-	*	7,656	-	*
Deanna Jones (8)	8,602	*	9,496	8,602	*
Doug Terry (9)	19,530	*	34,105	19,530	*
Mark Volz (10)	72,818	*	3,650	72,818	*
Meredithe Adkins (11)	-	*	11,064	-	*
Brandi Rabon (12)	1,333	*	33,911	1,333	*
Matt Carrico (13)	93,936	*	48,120	93,936	*
Emelia Hoeing (14)	-	*	656	-	*
Nan Hu (15)	2,244	*	2,208	2,244	*
Eric Jakel (16)	35,118	*	18,045	35,118	*
Adrian Miranda (17)	337,204	2.7%	89,475	337,204	2.7%
Ryan Kuhlman (18)	80,676	*	62,967	80,676	*
Haley Weaver (19)	553	*	4,510	553	*
Trisha Baumgardt (20)	2,345	*	18,248	-	*
Brian Bowers (21)	1,295	*	1,577	1,295	*
Hector Arocha (22)	561	*	3,627	561	*
Total	3,080,418		1,923,194	2,081,000

* Less than 1%.

(1) Assumes all shares offered by the Selling Stockholders are sold and that the Selling Stockholders buy or sell no additional shares of common stock prior to the completion of this offering. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.

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(2) Including (i) 348,178 shares of common stock and (ii) 193,327 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(3) Including (i) 311,903 shares of common stock and (ii) 87,603 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(4) Including (i) 5,222 shares of common stock and (ii) 23,328 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(5) Including (i) 7,593 shares of common stock and (ii) 231,591 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(6) Including (i) 4,918 shares of common stock and (ii) 40,957 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(7) Including (i) 7,656 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(8) Including (i) 8,602 shares of common stock and (ii) 9,496 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(9) Including (i) 19,530 shares of common stock and (ii) 34,105 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(10) Including (i) 72,818 shares of common stock and (ii) 3,650 RSUs that vest in 2027 and are not beneficially owned as of the date of this prospectus.

(11) Including 11,064 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(12) Including (i) 1,333 shares of common stock and (ii) 33,911 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(13) Including (i) 93,936 shares of common stock and (ii) 48,120 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(14) Including 656 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(15) Including (i) 2,244 shares of common stock and (ii) 2,208 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(16) Including (i) 35,118 shares of common stock and (ii) 18,045 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(17) Including (i) 337,204 shares of common stock and (ii) 89,475 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(18) Including (i) 80,676 shares of common stock and (ii) 62,967 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(19) Including (i) 553 shares of common stock and (ii) 4,510 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(20) Including (i) 2,345 shares of common stock and (ii) 15,903 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(21) Including (i) 1,295 shares of common stock and (ii) 1,577 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

(22) Including (i) 561 shares of common stock and (ii) 3,627 RSUs that vest between 2027 and 2029 and are not beneficially owned as of the date of this prospectus.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus on behalf of the Selling Stockholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such shares of common stock will be borne by the Selling Stockholders according to the allocation of shares sold. The Selling Stockholders may offer and sell such securities and shares of common stock from time to time in one or more transactions. As used in this prospectus, the term “Selling Stockholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of common stock through a pledge, gift, partnership distribution or other non-sale related transfer from the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include the following methods of sale:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The Selling Stockholders may sell all or a portion of the Selling Stockholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more broker-dealers or agents.

In connection with sales of shares of common stock covered by this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell the shares of common stock covered by this prospectus short and the Selling Stockholders may deliver shares of common stock to close out short positions and to return borrowed shares of common stock in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock covered by this prospectus to broker-dealers that in turn may sell such shares of common stock, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders may also transfer and donate shares of common stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of shares of common stock covered by this prospectus to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be Selling Stockholders and will be entitled to sell such shares pursuant to this prospectus.

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In effecting sales, the Selling Stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders and/or from the purchasers of shares of common stock covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Stockholders and any broker-dealer or agent regarding the sale of any shares of common stock by the Selling Stockholders.

The Selling Stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares of common stock covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares of common stock and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the Selling Stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such shares of common stock acquired as principal, may constitute underwriting discounts and commissions. If the Selling Stockholders are deemed to be underwriters, the Selling Stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the Selling Stockholders to sell the shares of Common Stock covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of common stock for sale in those states unless an exemption from registration and qualification is available and the Selling Stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to such shares of common stock. All of the foregoing may affect the marketability of the shares of common stock covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.

If any Selling Stockholders notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares of common stock covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

●	the number of shares of common stock involved in the arrangement;

●	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such shares of common stock, as required;

●	the proposed selling price to the public;

●	any discount, commission or other underwriting compensation;

●	the place and time of delivery for the shares of common stock being sold;

●	any discount, commission or concession allowed, reallowed or paid to any dealers; and

●	any other material terms of the distribution of the shares of common stock.

In addition, if the Selling Stockholders notifies us that a donee, pledgee, transferee or other successor-in-interest of the Selling Stockholders intends to sell any shares of common stock covered by this prospectus, we will file an amendment to the registration statement of which this prospectus forms a part of or a supplement to this prospectus, if required.

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LEGAL MATTERS

The validity of the common stock offered by us in this offering will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The financial statements as of December 31, 2025 and 2024, incorporated by reference in this registration statement, have been so included in reliance upon the report of Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. The registration statement, including the documents incorporated by reference or the exhibits, is available through the SEC’s website at www.sec.gov. The documents we are incorporating by reference into this prospectus are:

● Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) filed with the SEC on March 19, 2026;

● Our Quarterly Report on Form 10-Q for the period ended March 31, 2026 filed with the SEC on May 12, 2026;

● Our Current Reports on Form 8-K filed with the SEC on April 21, 2026, June 12, 2026, and July 10, 2026;

● Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2026; and

● The description of our Common Stock is set forth in our registration statement on Form 8-A filed with the SEC on August 8, 2023, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

NeurAxis, Inc.

11611 N. Meridian Street, Suite 330

Carmel, IN 46032

Telephone: (812) 689-0791

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://neuraxis.com/. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

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NEURAXIS, INC.

1,923,194 Shares of Common Stock

Offered by the Selling Stockholders